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                                                                Exhibit 10.120

                              CONSULTING AGREEMENT


               THIS CONSULTING AGREEMENT (the "Agreement") is made this 21st day of August, 1996, by and between PAGEANT GROUP, LTD., a New York corporation ("Pageant") which is 100% owned by LARRY PALLINI ("Pallini") (Pageant and Pallini are collectively referred to as the "Consultant"), whose mailing address is 304A Main Street, Roslyn, New York 11576, COSMAR CORPORATION, a Delaware corporation (the "Company"), whose mailing address is c/o Renaissance Cosmetics, Inc. ("RCI"), 635 Madison Avenue, New York, New York 10022 and RCI, a Delaware corporation.

                              W I T N E S S E T H:

               WHEREAS, simultaneously with the execution of this Agreement, the Company is purchasing from Pallini and Vincent Carbone all of the issued and outstanding common stock of Great American Cosmetics, Inc. ("GACI"), on the terms and conditions set forth in that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of June 27, 1996, by and among the Company (as Buyer), Pallini and Vincent Carbone (as Sellers) and GACI (the "Acquisition"), and that certain Closing Escrow Agreement, dated as of even date herewith, by and among the Company, Pallini, Vincent Carbone and the Escrow Agent (as defined therein) (the "Closing Escrow Agreement");

               WHEREAS, the Company is a wholly-owned subsidiary of RCI;

               WHEREAS, GACI is engaged in the business of producing, outsourcing, packaging, marketing, distributing, advertising, promoting, merchandising and selling cosmetic products to the mass markets, including, but not limited to, nail polish, lipstick, eyeliners, mascara, make-up and related accessories, sold under the brand name "NAT ROBBINS" (collectively referred to herein as the "Business");

               WHEREAS, GACI possesses trade secrets, confidential business relationships and other confidential and proprietary property and information in connection with the Business and GACI's operations which are essential and integral components of GACI's success, profitability and competitive advantage;

               WHEREAS, prior to the Acquisition, Pallini was a principal shareholder of GACI and was actively involved in the business of GACI as an employee and, as a result, possesses Confidential Information (as defined in Section 7. below) relating to the Business;

               WHEREAS, the Company desires to hire Pageant/Pallini to provide, and Pageant/Pallini desire to be engaged to provide, consulting services for the Company and its affiliates as provided herein, all in accordance with the terms and conditions set forth in this Agreement, and with the express understanding that Pallini will be the sole and exclusive provider of consulting services hereunder on behalf of Pageant.


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               NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

               l. Consulting Agreement. The Company hereby engages Consultant as a consultant to the Company and each of its affiliated entities and businesses and Consultant hereby accepts such engagement for a term extending from the date hereof until the third anniversary of the date hereof (the "Consulting Term").

               2. Consulting Duties: Acknowledgment. During the Consulting Term, Consultant will provide such advisory and consulting services to the Company and its affiliates as may be designated from time to time by the Company (consistent with the Consultant's duties, responsibilities and title(s) with GACI immediately prior to the closing of the transactions contemplated by the Purchase Agreement). It is understood and agreed by the parties hereto that Consultant shall perform such consulting services as may be requested by Consultant at any time and from time to time by the Board of Directors of the Company and/or the President and/or Chief Executive Officer of the Company. Such services shall include, but not be limited to, (a) the launch of new products,
(b)the support of existing products, (c) assisting with key accounts, key customers, key suppliers, key vendors and (d) carrying out other related assignments consistent with serving as a consultant (taking into account the Consultant's duties, responsibilities and title(s) with GACI immediately prior to the closing of the transactions contemplated by the Purchase Agreement). Consultant shall give the Company and its affiliates the benefit of Consultant's expertise in related businesses and Consultant's familiarity with marketing of such products as well as Consultant's good relationships with potential customers. In this connection, the Company acknowledges the Consultant has operated and managed the Business as an owner for many years and Consultant will not be required to adhere to rigid personal schedules but will be afforded appropriate latitude in performing Consultant's consulting services. Consultant shall report to the senior management of the Company and RCI and shall perform Consultant's consulting duties consistent with the best interest of the Company, to the best of Consultant's ability, in a diligent manner and consistent with the policies and guidelines of the Company as in effect at any time and from time to time.

               During the Consulting Term, Consultant will devote the following amounts of time to providing the consulting services described in this Section 2: (a) one hundred and twenty (120) hours during the first month of the Consulting Term; (b) eighty (80) hours during the second month of the Consulting Term; (c) sixty (60) hours during the third month of the Consulting Term; (d) forty (40) hours, on average, per month during the fourth, fifth and sixth months of the Consulting Term; (e) twenty (20) hours, on average, per month for the remainder of the first year of the Consulting Term; and (f) three (3) hours, on average, per month for the second and third years of the Consulting Term. The Company acknowledges that Consultant shall not be required or expected (i) to relocate Consultant's office/residence to provide the consulting services described in this Section 2. and/or (ii) to travel away from Consultant's office/residence with any frequency or regularity to provide the consulting services described in this Section 2. In the event that Consultant is required to travel on behalf of the Company,


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then Consultant shall be provided with at least five (S) business days prior notice and the Company shall arrange and pay for Consultant's travel and accommodations, which shall at least be on a level consistent with past practices. The Company and Consultant also agree that the Consultant shall be permitted to perform no less than one-half of all of the consulting services described in this Section 2. by telephone, telecopy, electronic mall, letter or other written correspondence or telecommunication for the first year of this Agreement, and Consultant will be permitted to perform all of such consulting services by telephone for the remainder of the Consulting Term.

               Consultant acknowledges that this Agreement is non-exclusive and that the Company may engage the services of other parties to pursue the objectives stated herein on the same or different terms, as determined by the Company in its sole and absolute discretion.

               3. Consulting Fee. During the Consulting Term, the Company agrees to pay (or cause to be paid) to Consultant a consulting fee (the "Consulting Fee") in the amount of Two Hundred Thousand Dollars ($200,000) annually, to be paid monthly in arrears in thirty-six (36) equal payments of $16,666.67 each. The Company will reimburse Consultant for Consultant's reasonable expenses which are incurred during the Consulting Term in connection with Consultant's engagement with the Company, provided that (a) any expense in excess of Five Hundred Dollars ($500.00) is pre-approved by an authorized officer of the Company and (b) standard documentation and/or receipts are submitted to the Company by Consultant at the time reimbursement is requested. All dollar references herein are to United States dollars.

               4. Independent Contractor. The parties hereby acknowledge, understand and agree that Consultant is an independent contractor and shall not be considered an employee or agent of the Company or any of its affiliates pursuant to the terms of this Agreement for any purposes whatsoever and Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on behalf of the Company or any of its affiliates, or to bind the Company or such affiliates in any manner or thing whatsoever, without the Company's express prior written consent. Consultant shall be responsible for all income taxes, Social Security and other tax liabilities with respect to payment of the Consulting Fee(s) to Consultant hereunder.

               5. Termination.

                    (a) Anything herein to the contrary notwithstanding, upon the occurrence of any one of the following events, the Company may terminate this Agreement by giving Consultant written notice of such termination: (i) an act or omission of Consultant constituting Cause (as defined below); or (il) a violation by Consultant of any of the provisions of Section 6., 7. or 8. hereof. For the purpose of clause (i) of this subsection 5(a), "Cause" shall mean (A) conviction in a court of law of any crime or offense involving money or other property of the Company or any of its affiliates, or (B) the determination by the Board of Directors of RCI, acting in good faith, that the Consultant has willfully committed an act of fraud with respect to money or other property of the Company or an affiliate of the Company.


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                    (b) The Company's right of termination shall be in addition to and shall not affect its rights and remedies under Sections 6., 7., 8. and 9. of this Agreement, and such rights and remedies under such sections shall survive termination of this Agreement.

                    (c) In the event of termination of this Agreement pursuant to the terms hereof, Consultant shall have no right to receive any compensation for any period subsequent to the date of such termination, except for any pro-rated amounts earned prior to such termination, and all rights of the Consultant to receive compensation for any period subsequent to the date of such termination shall terminate in their entirety effective on and as of the termination date.

               6. Non-Competition Agreement. Consultant hereby agrees that, for a period extending from the date hereof until the third anniversary of the date hereof, Consultant will not engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, director, partner, shareholder, officer, equity owner, lender with an equity "kicker" interest or in any other individual or representative capacity whatsoever, in the conduct or management of any business engaged in the distribution or sale of fragrances and/or, cosmetics in North America, Central America, South America or Europe (a "Competing Business"), nor own, legally or beneficially, directly or indirectly, or have the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest in any Competing Business; provided, however, that nothing contained in this Agreement shall prohibit Consultant from acquiring not more than five percent (5%) of the outstanding shares of any equity security of an issuer, the ownership of whose shares would otherwise be prohibited by this Agreement, of a Competing Business listed for trading on the New York Stock Exchange, the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System.

               7. Confidentiality Agreement. Consultant acknowledges that Confidential Information (as defined below) is a valuable, special and unique asset of the Company and its affiliates. Consultant agrees that Consultant shall not disclose, for a period extending from the date hereof until the fifth anniversary of the date hereof, any Confidential Information to which Consultant becomes privy to any person, firm, corporation, association, partnership or other entity for any reason or purpose whatsoever, other than employees of the Company and its affiliates who have a need to know such information in connection with the performance of their duties on behalf of the Company and its affiliates, or use any Confidential Information for any purpose not expressly authorized in writing by the Company. For purposes of this Agreement, "Confidential Information" means any information, whether disclosed electronically, in writing or orally, heretofore or hereafter designated or otherwise treated as "confidential" by the Company, including, but not limited to, all financial statements, corporate records and other information and data relating to the operations, assets, liabilities, financial condition, future prospects, employees, vendors, financing and litigation of any business unit of the Company, all technical and business information, know-how or trade secrets, or any other information relating to the Company or any unit thereof, which is of a confidential or proprietary nature. However, the term "Confidential Information" does not include information that (a) is or


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becomes generally available to the public other than as a result of a disclosure by Consultant or anyone to whom Consultant transmits the Confidential
Information to in accordance with this Agreement, or (b) becomes available to Consultant on a non-confidential basis from a source other than the Company.

               8. Nonsolicitation of Employees. Consultant hereby agrees that it will not, directly or indirectly, for a period extending from the date hereof until the fifth anniversary of the date hereof, solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates, nor permit, encourage or allow any entity in which the Consultant owns, directly or indirectly, more than a five percent (5%) equity or proprietary interest or the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest to solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates.

               9. Remedies. Consultant specifically acknowledges and agrees that
(a) the covenants contained in Sections 6., 7. and 8. above are reasonable in content and scope, are entered into by Consultant in partial consideration for the compensation to be paid to Consultant hereunder and are a necessary and material inducement to the Company to go forward with the engagement contemplated by this Agreement and the consummation of the Acquisition, on the terms and conditions set forth in the Purchase Agreement, and (b) the services and agreements to be performed hereunder by Consultant are of a unique, special and extraordinary character, and that a breach by Consultant of any of the covenants contained in Sections 6., 7. and 8. above would result in irreparable damage to the Company and its affiliates which may be unascertainable, and, with respect to such covenants may involve the wrongful use or disclosure of Confidential Information. Accordingly, Consultant agrees that, in the event of any breach or threatened breach of any of the agreements contained in Sections 6., 7. or 8. above, the Company and its affiliates shall be entitled, in addition to money damages and reasonable attorneys' fees and the right, on the part of the Company, in its sole and absolute discretion, to terminate this Agreement, to seek an injunction or other appropriate equitable relief to prevent such breach or any continuation thereof in any court of competent jurisdiction.

               Notwithstanding anything to the contrary herein , in the Purchase Agreement or in the Closing Escrow Agreement, the Consultant acknowledges and agrees that the Company shall have the right, in its sole and absolute discretion, at any time after the first six months of the Consulting Term, for a period of one year from the date of this Agreement, to offset against any Consulting Fees remaining to be paid to Consultant hereunder any Claimed Amount (as defined in Section 3.1 of the Closing Escrow Agreement) if and to the extent that there are insufficient funds in the Closing Escrow (as defined in the Closing Escrow Agreement) to cover all or any portion of such Claimed Amount; provided, however, that the amount of the offset permitted hereunder shall not exceed $75,000 in the aggregate; and provided, further, that the Company shall comply with the notice provisions in Section 3.1 of the Closing Escrow Agreement before availing itself of the offset right afforded to it under this paragraph.


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               10. Guarantee. RCI hereby absolutely and unconditionally
guarantees payment of any and all amounts due to Consultant under this Agreement and covenants that it will promptly perform and observe each and every obligation of the Company hereunder. This Guarantee shall be a continuing guarantee and Consultant may act in reliance hereon.

               11. General Provisions, Except to the extent inconsistent with the express language of the foregoing provisions of this Agreement, the following provisions shall govern the interpretation, application, construction and enforcement of this Agreement:

                    (a) Notices. Any notice to any party under this Agreement shall be in writing and shall be effective in accordance with Section 10.3 of the Purchase Agreement, a copy of which is attached as Exhibit A to this Agreement.

                    (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of the other party.

                    (c) Entire Agreement. This Agreement, together with the instruments and agreements contemplated hereby, represents the entire agreement of the parties with respect to the subject brought hereof, and all agreements entered into prior hereto with respect to the subject matter hereof are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

                    (d) Captions. Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement and shall not be deemed to limit or alter any provisions hereof or to be relevant in construing this Agreement.

                    (e) Governing Law . This Agreement shall be governed by and construed in accordance with the law of the State of New York, excluding its laws regarding choice of law.

                    (f) Attorneys' Fees. In the event of any litigation or arbitration arising out of this Agreement, the cost of such litigation or arbitration, including reasonable attorneys' fees and expenses (whether incurred at or before trial, on appeal or at or before the arbitration), of the prevailing party shall be paid by the non-prevailing party.

                    (g) Counterparts: Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each party hereto agrees


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to be bound by its own facsimile signature and to accept the facsimile signature of the parties to this Agreement.

                    (h) No Third Party Beneficiaries. This Agreement shall not confer any rights, benefits or remedies upon any person other than the parties hereto and their respective successors and assigns.

                    (i) Severability. If any provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting or reducing the same so as to render such provision enforceable to the extent compatible with applicable law.

                    (j) Sole Provider of Consulting Services. Notwithstanding anything in this Agreement to the contrary, Pallini and Pageant agree that Pallini shall be the sole provider of consulting services on behalf of Pageant and that Pageant shall not have the right, without the prior written permission of the Company to substitute any person, or designate or appoint any person, other than Pallini as the sole provider of consulting services hereunder on behalf of Pageant.

                    (k) Waiver. Failure on the part of the Company to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

               IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                    CONSULTANT:

                                    PAGEANT GROUP, LTD.

                                    By: /s/ Larry H. Pallini
                                       --------------------------------
                                       Larry Pallini, President

                                        /s/ Larry H. Pallini
                                    -----------------------------------
                                    Name: Larry Pallini

                                    COMPANY:

                                    COSMAR CORPORATION

                                    By: /s/ John R. Jackson
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


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                                          RCI:

                                          RENAISSANCE COSMETICS, INC.
                                          (with respect to Section 10)


                                          By: /s/ John R. Jackson
                                              ----------------------------
                                          Name:
                                                 -------------------------
                                          Title:
                                                 -------------------------



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